Exhibit 10.3
                                 RIDGESTONE BANK
                             SPLIT DOLLAR AGREEMENT

     THIS AGREEMENT is made and entered into this 20th day of October, 1998 by and between Ridgestone Bank (the "Company"), and Paul Menzel.

                                  INTRODUCTION

     WHEREAS, in recognition of the fact that Paul Menzel ("Executive") has contributed substantially to the success of the Company, the Company, as a fringe benefit, is willing to divide the death proceeds of a life insurance policy on the Executive's life. The Company will pay life insurance premiums from its general assets.

                                    Article 1
                               General Definitions

The following terms shall have the meanings specified:

     1.1 "Insured" means the Executive.
     1.2 "Insurer" means Jefferson - Pilot Life Insurance Company.
     1.3 "Normal Retirement Date" means the Executive attaining age 70.
     1.4 "Policy" means insurance policy number JP5031953 issued by the Insurer.
     1.5  "Termination  of  Employment"  means  the  Executive's  ceasing  to be employed by the Company for any reason whatsoever, voluntary or involuntary, other than by reason of an approved leave of absence.

                                    Article 2
                           Policy Ownership/Interests

     2.1 Company Ownership. The Company is the sole owner of the Policy and shall have


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the right to exercise  all  incidents  of  ownership.  The Company  shall be the direct beneficiary of an amount of death proceeds equal to the greater of (1) the cash surrender value of the policy, or (2) the aggregate premiums paid on the Policy by the Company less any outstanding indebtedness to the Insurer.

     2.2 Beneficiaries Interest. The Executive shall have the right to designate a beneficiary to receive $540,000 of the net life insurance proceeds (the "Beneficiary"). The Executive shall also have the right to elect and change settlement options that may be permitted.

     2.3 Option to Purchase. The Company shall not sell, surrender or transfer ownership of the policy while this Agreement is in effect without first giving the Executive or it's transferee, the option to purchase the Policy for a period of sixty (60) days from written notice of such intention. The purchase price shall be an amount equal to the cash surrender value of the Policy. This provision shall not impair the right of the Company to terminate this Agreement.

                                    Article 3
                                    Premiums

     3.1 Premium Payment. The Company shall pay any premiums due on the Policy.

     3.2 Imputed Income. The Company shall impute income to the Executive in an amount equal to the current term rate for the Executive's age multiplied by the aggregate death benefit payable to the Executive's beneficiary. The "current term rate" is the minimum amount required to be imputed under Revenue Rulings 64-328 and 66-110, or any subsequent applicable authority.

                                    Article 4
                                   Assignment

     The Executive may assign without consideration all interests in the Policy and in this

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Agreement to any person,  or entity.  In the event the Executive  shall transfer all of it's interest in the Policies, then all of the Executive's interest in the Policies and in the Agreement shall be vested in it's transferee, who shall be substituted as a party hereunder, and the Executive shall have no further interest in the Policy or in this Agreement.

                                    Article 5
                                     Insurer

     The Insurer shall be bound only by the terms of the Policy. Any payments the Insurer makes or actions it takes in accordance with the Policy shall fully discharge it from all claims, suits and demands of all entities or persons. The Insurer shall not be bound by or be deemed to have notice of the provisions of this Agreement.

                                    Article 6
                                Claims Procedure

     6.1 Claims Procedure. The Company shall notify the Beneficiary in writing, within ninety (90) days of its written application for benefits, of its eligibility or noneligibility for benefits under this Agreement. If the Company determines that the Executive or its assignee, is not eligible for benefits or full benefits, the notice shall set forth (1) the specific reasons for such denial, (2) a specific reference to the provisions of this Agreement on which the denial is based, (3) a description of any additional information or material necessary for the claimant to perfect his or her claim, and a description of why it is needed, and (4) an explanation of this Agreement's claims review procedure and other appropriate information as to the steps to be taken if the Executive or it's assignee wishes to have the claim reviewed. If the Company determines that there are special circumstances requiring additional time to make a decision, the Company shall notify the Executive or its assignee of the special circumstances and the date by which a decision is expected to be made, and may extend the time for up to an additional ninety-day period.

     6.2 Review Procedure. If the Executive or its assignee is determined by the Company


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not to be eligible for benefits,  or if the  Executive or its assignee  believes that he or she is entitled to greater or different benefits, the Executive or its assignee shall have the opportunity to have such claim reviewed by the Company by filing a petition for review with the Company within sixty (60) days after receipt of the notice issued by the Company. Said petition shall state the specific reasons which the Executive or its assignee believes entitle him or her to benefits or to greater or different benefits. Within sixty (60) days after receipt by the Company of the petition, the Company shall afford the Executive or its assignee (and counsel, if any) an opportunity to present his or her position to the Company orally or in writing, and the Executive or its assignee (or counsel) shall have the right to review the pertinent documents. The Company shall notify the Executive or its assignee of its decision in writing within the sixty-day period, stating specifically the basis of its decision, written in a manner calculated to be understood by the Executive or its assignee and the specific provisions of this Agreement on which the decision is based. If, because of the need for a hearing, the sixty-day period is not sufficient, the decision may be deferred for up to another sixty-day period at the election of the Company, but notice of this deferral shall be given to the Executive or its assignee.

                                    Article 7
                           Amendments and Termination

The Company may amend this Agreement at any time prior to the Executive's death only with written consent of the Executive. Either party may terminate this Agreement at any time prior to the Executive's death by written notice to the other party. This agreement will automatically terminate upon the earlier to occur of the Executive's Termination of Employment (other than as a result of Executive's death) or the Executive's Normal Retirement Date.

                                    Article 8
                                  Miscellaneous

     8.1  Binding  Effect.  This  Agreement  shall  bind the  Executive  and the
Company,   their  beneficiaries,   survivors,   executors,   administrators  and
transferees, successors and assigns, and


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any Policy beneficiary.


     8.2 No Guaranty of Employment. This Agreement is not an employment policy or contract. It does not give the Executive the right to remain an employee of the Company, nor does it interfere with the Company's right to discharge the Executive. It also does not require the Executive to remain an employee nor interfere with the Executive's right to terminate employment at any time.

     8.3 Applicable Law. The Agreement and all rights hereunder shall be governed by and construed according to the laws of Wisconsin, except to the extent preempted by the laws of the United States of America.

     8.4 Notice. Any notice, consent or demand required or permitted to be given under the provisions of this Split Dollar Agreement by one party to another shall be in writing, shall be signed by the party giving or making the same, and may be given either by delivering the same to such other party personally, or by mailing the same, by United States certified mail, postage prepaid, to such party, addressed to his/her last known address as shown on the records of the Company. The date of such mailing shall be deemed the date of such mailed notice, consent or demand.

     IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.

EXECUTIVE:                   COMPANY:
Paul Menzel                  Ridgestone Bank

By:  /s/ Paul Menzel         By:  /s/ William R. Hayes
                                  Title:  Vice President, Cashier and Controller